UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2014

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2011, the Board of Directors (the “Board”) of Morgan’s Foods, Inc. (the “Company”) authorized the Company to enter into indemnification agreements with its directors and officers to (i) address potential limitations in the Company’s directors and officers insurance and (ii) induce individuals to continue to serve as directors and officers of the Company. The form of the indemnification agreement is filed as Exhibit 10.8 to the Form 8-K filed on June 29, 2011 (the “Form Indemnification Agreement”), and the substantive terms of the Form Indemnification Agreement are summarized in such Form 8-K.

Jefferson P. Gramm and Jacob J. Saour were elected to the Company’s Board April 12, 2013 and July 2, 2013, respectively. The Company inadvertently failed to enter into indemnification agreements with Mr. Gramm and Mr. Saour at the time of their election to the Board. The Board authorized the Company to enter into an indemnification agreement with Mr. Gramm and Mr. Saour that is consistent with the Form Indemnification Agreement. On March 30, 2014, the Company and Mr. Gramm and Mr. Saour, respectively, entered into an indemnification agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Morgan’s Foods, Inc.

Dated: April 3, 2014	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Executive Vice President,
Chief Financial Officer & Secretary